UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 12, 2026
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Precision BioSciences, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38841	20-4206017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 East Pettigrew St. Suite A-100
Durham, North Carolina		27701
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 919 314-5512
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000005 per share	DTIL	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
Although it has not finalized its full financial results for the year ended December 31, 2025, Precision BioSciences, Inc. (the “Company”) expects to report that it had approximately $137 million in cash, cash equivalents, and restricted cash as of December 31, 2025. This estimate is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2025, or its results of operations for the year ended December 31, 2025. The audit of the Company’s financial statements for the year ended December 31, 2025, by the Company’s independent registered public accounting firm is ongoing and could result in changes to the information set forth above.
The Company expects that existing cash and cash equivalents, potential near-term consideration to be received from licensees, continued fiscal and operating discipline, and availability of the Company’s at-the-market facility will extend the Company’s cash runway through 2028.
Item 7.01 Regulation FD Disclosure
On January 12, 2026, the Company issued a press release to set strategic priorities for 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The Company has also updated its corporate deck, which is available in the “Investors” portion of the Company’s website at https://investor.precisionbiosciences.com.
Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information contained in, or incorporated by reference into, Item 2.02 and this Item 7.01 (including the Press Release attached hereto as Exhibit 99.1) of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 8.01 Other Events
On January 12, 2026, the Company announced additional biopsy data in the ELIMINATE-B trial for PBGENE-HBV is expected in the first half of 2026. In addition, the Company expects to complete dosing Cohorts 3, 4, and 5 and choose the optimal dosing regimen to achieve the goal of stopping nucleos(t)ide analog treatment and begin Part 2 expansion of the trial.
Pending clearance of the investigational new drug application, the FUNCTION-DMD Phase 1/2 clinical trial in Duchenne muscular dystrophy patients is expected to dose the first patient in late-Q1 or early-Q2 2026. Initial data from multiple patients is expected by year end 2026.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s expected cash, cash equivalents and restricted cash and the sufficiency of the Company’s cash runway extending through 2028; expectations about operational initiatives, strategies, and further development including dosing, dose optimization, and clinical trial expansion; expected timing of biopsy data, patient dosing, additional updates, or data releases of the ELIMINATE-B and FUNCTION-DMD clinical trials; and the expected timing of regulatory processes, including investigational new drug application clearance. In some cases, you can identify forward-looking statements by terms such as “aim,” “anticipate,” “approach,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “goal,” “intend,” “look,” “may,” “mission,” “plan,” “possible,” “potential,” “predict,” “project,” “pursue,” “should,” “target,” “will,” “would,” or the negative thereof and similar words and expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors, including, without limitation, the risks referred to under the section “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and its Quarterly Reports on Form 10-Q for the quarterly period ended September 30, 2025, as such factors may be updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”), which filings are accessible on the SEC’s website at www.sec.gov and the Investors & Media page of the Company’s website. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and except as required by applicable law, we have no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release of Precision BioSciences, Inc. dated January 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION BIOSCIENCES, INC.

Date:	January 12, 2026	By:	/s/ John Alexander Kelly
John Alexander Kelly Chief Financial Officer